UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2010

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6820 South Harl Avenue, Tempe, Arizona		85283
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2010, Insight Enterprises, Inc. (the "Company") hired David C. Olsen as its Senior Vice President, Corporate Controller and Principal Accounting Officer, effective June 21, 2010. Previously, Mr. Olsen was the Vice President, Finance and Corporate Controller of Raytheon Company from 2005 through 2008 and was a consultant to Raytheon during 2009. From 1998 through 2005, Mr. Olsen served as Vice President, Finance, Executive Officer and Corporate Controller of Conexant Systems, a semiconductor designer and manufacturer. Mr. Olsen, age 48, is a Certified Public Accountant, and he began his career in public accounting in 1983 with KPMG LLP.

The Company anticipates entering into an employment agreement with Mr. Olsen, pursuant to which he will receive the following compensation and benefits:
• an annual base salary of $245,000;
• participation in the 2010 cash incentive compensation plan, with a target incentive bonus of 30% (16% guaranteed for 2010) of annual base salary, pro-rated for the amount of time Mr. Olsen is employed by the Company in 2010;
• a grant of service-based restricted stock units with a value of $125,000 on the date of grant under the Company's 2007 Omnibus Plan (vesting annually in equal thirds commencing with the first anniversary of the date of grant);
• eligibility to participate in future equity-based compensation awards as available to similarly situated executives of the Company; and
• relocation assistance, including an $80,000 lump sum payment (without any tax gross up) and other customary benefits (such as house hunting trips, temporary housing, and moving expenses).

Mr. Olsen's employment with the Company is conditioned on him entering into a customary confidentiality, non-competition and non-solicitation agreement with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

June 16, 2010	By:	Steven R. Andrews

Name: Steven R. Andrews
Title: Chief Administrative Officer, General Counsel and Secretary